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                        [LETTERHEAD OF ARTHUR ANDERSEN]

                                                                    EXHIBIT 23.4

8 June, 1998

The Directors
Prestolite Electric Incorporated
2100 Commonwealth Boulevard
Ann Arbor
Michigan 48105
U.S.A.


Dear Sirs:

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on the financial statements of Prestolite Electric Holdings South Africa (Proprietary) Limited and subsidiaries dated February 27, 1998 (and to all references to our firm) included in or made a part of the Registration Statement on Form S-4 and related Prospectus of Prestolite Electric Incorporated ("Prestolite") and PEI Holdings, Inc. ("PEI") for the registration of Prestolite's 9-5/8 Senior Notes due 2008 and related guarantee of PEI.


                                                    /s/ Arthur Andersen & Co.

Johannesburg, South Africa                          Arthur Andersen & Co.
June 8, 1998                                        Chartered Accountants (S.A.)